As filed with the Securities and Exchange Commission on February 1, 2023

Registration No. 333-239080

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROOKFIELD PROPERTY PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

73 Front Street, 5th Floor

Hamilton, Bermuda HM 12

(441) 294-3309

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Brookfield Property Group LLC

Brookfield Place

250 Vesey Street, 15th Floor

New York, NY 10281-1023

(212) 417-7000

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Mile Kurta, Esq.

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, NY 10036

(212) 880-6000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act of 1933.  ☐

EXPLANATORY STATEMENT – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form F-3 (Registration No. 333-239080) originally filed by Brookfield Property Partners L.P., an exempted Bermuda limited partnership (“BPY”), on June 10, 2020 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registered (1) limited partnership units of BPY (the “LP Units”) and (2) preferred limited partnership units of BPY (the “Preferred LP Units”), issuable from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering.

On July 26, 2021, BPY removed from registration, by means of Post-Effective Amendment No. 1 to the Registration Statement, all LP Units registered under the Registration Statement that remained unsold as of July 26, 2021.

This Post-Effective Amendment No. 2 to the Registration Statement is being filed to deregister all Preferred LP Units registered under the Registration Statement that remain unsold as of the date hereof because BPY no longer qualifies as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act. Accordingly, BPY hereby terminates the effectiveness of the Registration Statement and removes from registration all securities of BPY registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on this 1st day of February, 2023.

BROOKFIELD PROPERTY PARTNERS L.P., by its general partners, BROOKFIELD PROPERTY PARTNERS LIMITED

By:	/s/ Jane Sheere
Name:	Jane Sheere
Title:	Secretary

No other person is required to sign this Post-Effective Amendment No. 2 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.